     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1996
                                                 REGISTRATION NO. 33-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                 ______________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
               (Exact name of issuer as specified in its charter)

               Florida                                   59-1219710
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                  Identification No.)

        1776 American Heritage Life Drive, Jacksonville, Florida  32224
                    (Address of principal executive office)

                               __________________

                 AMERICAN HERITAGE LIFE INVESTMENT CORPORATION
                             1996 STOCK OPTION PLAN
                 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
                           (Full title of the Plans)
                          ___________________________

       MR. C. RICHARD MOREHEAD                 W. MICHAEL HEEKIN, ESQUIRE
     Executive Vice President and            Senior Vice President, General
       Chief Financial Officer                   Counsel and Secretary
        American Heritage Life                   American Heritage Life
        Investment Corporation                   Investment Corporation
  1776 American Heritage Life Drive        1776 American Heritage Life Drive
     Jacksonville, Florida  32224             Jacksonville, Florida  32224
            (904) 992-2570                           (904) 992-2680

          (Name, address, and telephone number, including area code of agent for service)
                             ______________________
                                   Copies to:
                         HAROLD F. McCART, JR., ESQUIRE
                                Boling & McCart
                          (a professional association)
                         Seventy-Six South Laura Street
                              Suite Seven Hundred
                          Jacksonville, Florida 32202
                          ___________________________

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------------
                                                   Proposed              Proposed
                                                    Maximum               Maximum
         Title of               Amount             Offering              Aggregate             Amount of
     Securities Being           Being              Price Per             Offering            Registration
        Registered            Registered             Share                 Price                  Fee
- ----------------------------------------------------------------------------------------------------------------
 Common Stock,
 Par Value $1.00               650,000
 Per Share                      Shares             $21.75               $14,137,500           $4,875*
- ----------------------------------------------------------------------------------------------------------------
*  Pursuant to Rule 457(c), based on $21.75 (the closing price of the shares reported for June 26, 1996, by the
   New York Stock Exchange) for shares issuable pursuant to the American Heritage Life Investment Corporation
   Stock Investment Plan.
================================================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


         The documents containing the information specified in this Part I will be sent or given to the employees of American Heritage Life Investment Corporation (the "Company") and its affiliates who are eligible to purchase or receive shares of the Company's Common Stock, par value $1.00 per share (the "Shares") pursuant to the American Heritage Life Investment Corporation 1996 Stock Option Plan and Amended and Restated Long-Term Incentive Plan as specified by Rule 428I(b)(1) as promulgated under the Securities Act of 1933, as amended.

         Such documents will include information required by Items 1 and 2 to Form S-8. Pursuant to instructions in Part I of Form S-8, such documents are not filed with the Commission. These documents are the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act (File No. 1-7255).

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act (File No. 1-7255).

         (3) The Company's definitive proxy statement, dated March 22, 1996, filed pursuant to Section 14 of the Exchange Act (File No. 1-7255) relating to its Annual Meeting of Shareholders held on April 25, 1996.

         (4) Description of the shares of Common Stock contained in the Company's registration statement and the amendments thereto filed pursuant to Section

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

                 12(b) of the Exchange Act or reports or any amendments thereto filed for the purpose of updating such description (File No. 1-7255).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

      Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The registrant's Articles of Incorporation and By-Laws generally provide that the registrant's directors, officers, employees, and agents shall be indemnified against any and all claims and liability to which they may be subject by reason of any action taken or omitted by him or her as such director, officer, employee, or agent and shall be reimbursed for any expenses incurred in connection with any such claim or liability provided, however, that no such person is entitled to any indemnification for the claim or liability if it arose out of such person's gross and willful negligence or willful misconduct.

         The directors, officers, employees or agents of the corporation are also entitled to the benefits of Section 93 of the Florida Business Corporation Law.

         Section 93 of the Florida Business Corporation Act (Florida Statutes
Section 607.0850) provides that a director, officer, agent and employee of a corporation or its subsidiaries or other affiliates may be indemnified under certain conditions by the corporation against expenses, including attorney's fees, actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he becomes a party because he was such director, officer, agent or employee, including expenses reasonably incurred in settlement of any of the aforesaid matters, if the board of directors by a majority vote of a quorum





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

consisting of directors who were not parties to the proceeding determine that the person seeking indemnification acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

         Section 607.0850 also provides that the indemnification provided pursuant to above provisions are not exclusive, and a corporation may make any other further indemnification of any of its directors, officers, employees, or agents, under any by-laws, agreements, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

         (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

         (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

         (c) In the case of a director, a circumstance under which certain liability provisions relating to the payment of dividends an asset distributions are applicable; or

         (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         In addition, the Company carries directors and officers liability insurance.

Item 7.  Exemption From Registration Claimed.

       Not Applicable.

Item 8.  Exhibits

Exhibit Number                                Description

         3(a) Amended and Restated Articles of Incorporation of American Heritage Life Investment Corporation dated April 26, 1996. Incorporated by reference to Exhibit 3(i) of the Form 8-K, dated April 26, 1996 (File No. 1-7255).
         (b) By-Laws of American Heritage Life Investment Corporation as amended and restated, dated February 26, 1996. Incorporated by





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                          reference to Exhibit 3 of a Form 8-K, dated February
                          26, 1996 (File No. 1-7255).
         4                Common Stock Certificate of American Heritage Life
                          Investment Corporation.  Incorporated by
                          reference to Exhibit 4 of the Form 10-K filed by
                          Registrant for the period ended December 31, 1994
                          (File No. 1-7255).
         5                Opinion of Boling & McCart.*
         10(a)            American Heritage Life Investment Corporation 1996
                          Stock Option Plan.  Incorporated by reference to
                          Exhibit II of Registrant's Proxy Statement dated
                          March 22, 1996.  (File No. 1-7255).
         10(b)            American Heritage Life Insurance Company Long-Term
                          Incentive Plan.  Incorporated by reference to Exhibit
                          I of Registrant's Proxy Statement dated March 22,
                          1996 (File No. 1-7255).
         23(a)            The consent of KPMG Peat Marwick LLP, independent
                          public accountants to the Registrant (See page
                          10).*
         23(b)            Consent of Boling & McCart, a professional
                          association, counsel to Registrant.  See page 11.*
         24               Powers of Attorney (See signature page 8 hereof).*
_____________
*Filed with this report.

Item 9.  Undertakings.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers and controlling persons of the Company pursuant to the provisions referred to in
Item 6 of this Registration Statement or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim against the Company for indemnification against such liability (other than the payment by the Company of expenses incurred or paid by a director or officer of the Company in the successful defense of any action, suit or proceeding) is asserted by a director or officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;





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


                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the registrant need not file a post-effective amendment to include the information required to be included by subsection (i) or (ii) if the information is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 which are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.





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


                 (6) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jacksonville, State of Florida, the 24th day of June, 1996.

AMERICAN HERITAGE LIFE INVESTMENT CORPORATION

By:   /s/ T. O'Neal Douglas
      -----------------------------------
      T. O'Neal Douglas
      Chairman of the Board of Directors
      and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorized T. O'Neal Douglas, and Christopher A. Verlander, and each of them, as Attorneys-in-Fact, to sign on his behalf individually and in each capacity stated below, and to file any amendments including Post Effective Amendments, to this Registration Statement.


             SIGNATURE                       TITLE                     DATE
             ---------                       -----                     ----
/s/      T. O'Neal Douglas
- ---------------------------------   Chairman of the Board of
         T. O'Neal Douglas          Directors and Director
                                    (Principal Executive Officer)

/s/   Christopher A. Verlander
- ---------------------------------   President and Director
      Christopher A. Verlander      (Principal Operating Officer)


/s/     C. Richard Morehead
- ---------------------------------   Executive Vice President &
        C. Richard Morehead         Director (Principal Financial
                                    and Accounting Officer)

/s/       Edward L. Baker
- ---------------------------------   Director
          Edward L. Baker

/s/        A. Dano Davis                                          June 24, 1996
- ---------------------------------   Director
           A. Dano Davis

/s/       Robert D. Davis
- ---------------------------------   Director
          Robert D. Davis

/s/        H. Corbin Day
- ---------------------------------   Director
           H. Corbin Day

/s/      Radford D. Lovett
- ---------------------------------   Director
         Radford D. Lovett

/s/       W. A. Verlander
- ---------------------------------   Director
          W. A. Verlander



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